UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 22, 2013, the Registrant  and its wholly owned subsidiary, Root9B Partners, LLC, consummated an Agreement and Plan of Merger  (the “Agreement”) with Root9B LLC, (“Root9B”) a Colorado corporation.  Pursuant to the Agreement, Root9B Partners, LLC merged into Root9B, which became a wholly owned subsidiary of the Registrant.

Pursuant to the Agreement, the Registrant paid Root9B’s former members an aggregate of  (a) $343,000 in cash, and (b) 2,241,935 restricted shares of Registrant’s common stock.  The Registrant will commit a total of $900,000 to Root9B for working capital and also entered into employment agreements with Eric Hipkins and Michael Morris, key employees of Root9B.

Root9B conducts a cyber security business from offices in Colorado Springs, Colorado and San Antonio, Texas.  Its business is primarily with agencies of the US government and the Registrant believes Root9B’s services will be able to be extended to public and private businesses.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Registrant intends to file by amendment the financial statements of root9B required by this item no later than 71 days after the date that this report on Form 8-K must be filed.

(b)	Pro forma financial information

The Registrant intends to file by amendment the required pro forma financial information no later than 71 days after the date that this report on Form 8-K must be filed.

(d)	Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this report

10.1
Agreement and Plan of Merger dated November 13, 2013, between the registrant, Root9B Partners, LLC, and root9B LLC (incorporated by reference to exhibit 10.1 to current report on Form8-K of the registrant filed with the Commission on November 19, 2013).

10.2           Press Release dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: November 22, 2013	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO